EXHIBIT 99.1


[SMITH & WOLLENSKY LOGO]                        Investor Contact:  Lauren Felice
                                                               RFBinder Partners
                                                             Phone: 212-994-7541
                                               Email: lauren.felice@rfbinder.com



     Smith & Wollensky Reports Third Quarter & Nine Months Financial Results


New York, November 6, 2003 - The Smith & Wollensky Restaurant Group, Inc. (Nasdaq: SWRG) today announced financial results for the third quarter and nine months ended September 29, 2003.

Total owned restaurant sales for the third quarter were $21.1 million, a 22.4% increase from the corresponding period a year ago. Comparable owned restaurant sales rose 17.0% from one year ago. The net loss for the quarter of $1.6 million, or $0.17 per share, reflects the seasonality of the Company's business. In 2002, the net loss for the third quarter was $2.8 million, or $0.30 per share. Results for the 2002 period included a charge of $722,000, or $0.08 per share, for the impairment of the Company's investment in a managed restaurant. In the third quarter of 2003, operating results were affected by substantially higher food costs, particularly for prime beef.

For the first nine months of 2003, total owned restaurant sales were $67.7 million, a 22.2% increase from the comparable period in 2002. Comparable owned restaurant sales for the nine months were up 12.7% from a year ago. The net loss for the nine-month period was $1.4 million, or $0.14 per share, compared with a net loss of $2.6 million, or $0.28 per share, for the first three quarters of 2002.

The Company also announced today that total owned restaurant sales for its October fiscal month - the four weeks ended October 27, 2003 - increased 15.9% from a year ago. Comparable owned restaurant sales for the month rose 11.3%.

Chairman and CEO Alan Stillman commented, "The Company's sales momentum remains excellent, especially in our Smith & Wollensky restaurants outside New York. October represented our 16th consecutive month of sales growth in comparable owned units, and the double-digit gains in recent months have been achieved against increasingly strong periods a year ago. However, the positive operating leverage from this sales growth has been significantly offset by higher food costs, mainly reflecting reduced U.S. supplies of prime beef."

Mr. Stillman continued, "Strategically, the highlight of the quarter was our recent announcement of plans to open a new Smith & Wollensky restaurant at a unique landmark location in Boston next summer. We are also looking forward to the opening of our new Houston restaurant in January."

Conference Call

Alan Stillman, Chairman & CEO, and Alan Mandel, CFO, will conduct a conference call to review the Company's financial results for the third quarter and nine months ended September 29, 2003 at 5:00 p.m. ET on November 6, 2003. Interested parties may listen to the live call over the Internet via http://www.smithandwollensky.com. To listen to the live call please go to the website at least 15 minutes early to register and to download and install any necessary audio software. If you are unable to listen live, the conference call will also be archived on the website listed above. An audio recording of the conference call, which may contain material non-public information regarding the Company's results of operations or financial condition for the third quarter of 2003, is expected to be posted on the Company's website under the heading Investor Relations immediately following the conference call.


About Smith & Wollensky Restaurant Group

The Smith & Wollensky Restaurant Group develops, owns and operates high-end, high-volume restaurants in major cities across the United States. The original Smith & Wollensky, a traditional New York steakhouse, opened in 1977 and is currently believed to be the largest-grossing a la carte restaurant in the country. Since its inception, the company has grown to include 16 restaurants, including Smith & Wollensky in New York, Miami Beach, Chicago, New Orleans, Las Vegas, Washington, D.C., Philadelphia, Columbus and Dallas. SWRG also operates seven other restaurants in New York and Chicago, including Cite, Maloney & Porcelli, Manhattan Ocean Club, Mrs. Park's Tavern, ONEc.p.s., Park Avenue Cafe and The Post House.



Except for historical information contained herein, the statements made in this press release regarding the Company's business, strategy and results of operations are forward-looking statements which are based on management's beliefs and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from such statements. Factors that may cause such differences include changes in economic conditions generally or in each of the markets in which the Company is located, unanticipated changes in labor or food costs, changes in consumer preferences, the level of competition in the high-end segment of the restaurant industry and the success of the Company's growth strategy. For a more detailed description of such factors, please see the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                            (Financial Tables Follow)

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                 Unaudited Consolidated Statements of Operations
             (dollar amounts in thousands, except per share amounts)




                                                              Three Months Ended               Nine Months Ended
                                                           September 29, September 30,     September 29, September 30,
                                                               2003         2002              2003          2002
                                                          -------------  --------------   ------------  --------------

Owned restaurant sales                              $            21,073       17,213            67,744          55,455
                                                          -------------  --------------   ------------  --------------
       Total cost of owned restaurant sales                      20,008       17,021            61,085          50,863
                                                          -------------  --------------   ------------  --------------

Income from owned restaurant operations                           1,065          192             6,659           4,592

Management fee income                                               331          502             1,343           1,764

Charge for investment in managed restaurants                          -         (722)                -           (722)
                                                          -------------  --------------   ------------  --------------

Income (loss) from owned and managed restaurants                  1,396          (28)            8,002           5,634

General and administrative expenses                               2,302        2,489             7,438           7,273

Royalty expense                                                     329          250             1,046             784
                                                          -------------  --------------   ------------  --------------
Operating loss                                                   (1,235)      (2,767)             (482)        (2,423)

Interest expense                                                   (362)         (73)             (765)          (149)
Amortization of deferred debt financing costs                       (13)           -               (39)              -
Interest income                                                      15           57                89             141
                                                          -------------  --------------   ------------  --------------
Interest expense, net                                              (360)         (16)             (715)            (8)

Loss before provision
   for income taxes                                              (1,595)      (2,783)           (1,197)        (2,431)

Provision for income taxes                                           35           56               160             157
                                                          -------------  --------------   ------------  --------------

Net loss                                                         (1,630)      (2,839)           (1,357)        (2,588)
                                                          =============  ===========      ============  =============


Net loss per common share - basic and diluted       $             (0.17)       (0.30)            (0.14)         (0.28)
                                                          =============  ===========      ============  =============

Weighted average common shares outstanding:
   Basic and diluted                                          9,371,907    9,354,266         9,360,212     9,354,266
                                                          =============  ===========      ============  ============

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                      Unaudited Consolidated Balance Sheets
             (dollar amounts in thousands, except per share amounts)




                                                                  September 29,      December 30,
                           Assets                                     2003              2002
                                                                  --------------   ---------------

Current assets:
   Cash                                                          $        1,826             4,158
   Short-term investments                                                   750             3,636
   Accounts receivable, net                                               3,913             2,261
   Merchandise inventory                                                  4,002             3,578
   Prepaid expenses and other current assets                              1,070             1,465
                                                                  --------------   ---------------
           Total current assets                                          11,561            15,098

Property and equipment, net                                              59,239            46,693
Goodwill, net                                                             6,886             6,886
Licensing agreement, net                                                  3,375             3,258
Management contract, net                                                    754               829
Long-term investments                                                     1,277             1,684
Other assets                                                              3,552             3,407
                                                                  --------------   ---------------

           Total assets                                          $       86,644            77,855
                                                                  ==============   ===============

            Liabilities and Stockholders' Equity

Current liabilities:
   Current portion of long-term debt                             $        1,586             1,157
   Accounts payable and accrued expenses                                  9,981             8,851
                                                                  --------------   ---------------
           Total current liabilities                                     11,567            10,008

Obligations under capital lease                                           9,956                 -
Long-term debt, net of current portion                                    6,808             8,232
Deferred rent                                                             5,135             5,209
                                                                  --------------   ---------------
           Total liabilities                                             33,466            23,449

Stockholders' equity:
   Common stock (par value $.01; authorized 40,000,000 shares;
    9,375,066 and 9,354,266 shares issued and outstanding at
    September 29, 2003 and December 30, 2002, respectively)                  94                94
   Additional paid-in capital                                            69,935            69,854
   Accumulated deficit                                                  (16,848)          (15,491)
   Accumulated other comprehensive loss                                      (3)              (51)
                                                                  --------------   ---------------

                                                                         53,178            54,406
                                                                  --------------   ---------------


           Total liabilities and stockholders' equity            $       86,644            77,855
                                                                  ==============   ===============


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